OCCIDENTAL PETROLEUM CORPORATION

                      SENIOR EXECUTIVE
                 DEFERRED COMPENSATION PLAN

              __________________________________


              (EFFECTIVE AS OF JANUARY 1, 1986,
  AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1996)




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                      TABLE OF CONTENTS

Article  Section                                        Page
-------  -------                                        ----
 I       PURPOSE.........................................1

 II      DEFINITIONS AND CERTAIN PROVISIONS..............1

III      ADMINISTRATION OF THE PLAN......................4

 IV      PARTICIPATION
         4.1  Election to Participate....................4
         4.2  Deferral Accounts..........................6
         4.3  Interest...................................6
         4.4  Valuation of Accounts......................6
         4.5  Savings Plan Augmentation Contribution.....6
         4.6  Statement of Accounts......................7

 V       BENEFITS
         5.1  Retirement Benefit.........................7
         5.2  Termination Benefit........................8
         5.3  Disability.................................8
         5.4  Survivor Benefits..........................8
         5.5  Immediate Payment on Termination of Event..9
         5.6  Small Benefit..............................9
         5.7  Withholding; Unemployment Taxes............9
         5.8  Lump Sum Payment with Penalty..............9

 VI      BENEFICIARY DESIGNATION........................10

VII      AMENDMENT AND TERMINATION OF PLAN
         7.1  Amendment.................................10
         7.2  Termination...............................10

VIII     MISCELLANEOUS
         8.1  Unsecured General Creditor................11
         8.2  Nonassignability..........................11
         8.3  Employment Not Guaranteed.................11
         8.4  Protective Provisions.....................11
         8.5  Obligations to Company....................12
         8.6  Gender, Singular & Plural.................12
         8.7  Captions..................................12
         8.8  Validity..................................12
         8.9  Notice....................................12
         8.10 Applicable Law............................12


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              OCCIDENTAL PETROLEUM CORPORATION

                      SENIOR EXECUTIVE
                 DEFERRED COMPENSATION PLAN

              (Effective as of January 1, 1986,
  as Amended and Restated Effective as of January 1, 1996)


                     ARTICLE I.  PURPOSE

     This  Senior Executive Deferred Compensation Plan  (the
"Plan")  is  designed  to replace the  Occidental  Petroleum
Corporation Deferred Incentive Compensation Program for senior executives.


       ARTICLE II.  DEFINITIONS AND CERTAIN PROVISIONS

     Affiliate. "Affiliate" means any corporation which is controlled by or under common control with Occidental
Petroleum Corporation.

     Annual Base Salary. "Annual Base Salary" means a Participant's annual fixed salary, excluding Bonus, all severance allowances, forms of incentive compensation, any Savings Plan or qualified plan contributions made by the
Company or benefits, retainers, insurance premiums or benefits, reimbursements, and all other payments, prior to reduction for any deferral of base salary under this Plan or the Company's 1988 Deferred Compensation Plan, Savings Plan or any other qualified or non-qualified deferred compensation plan or agreement.

     Beneficiary. "Beneficiary" means the person or persons designated as such in accordance with Article VI.

     Benefit Deferral Period. "Benefit Deferral Period" means that period of one (1) or four (4) Plan Years as determined pursuant to Section 4.1 over which a Participant defers a portion of such Participant's Direct Cash Compensation with respect to a Benefit Unit.

     Benefit Unit. "Benefit Unit" means a unit enrolled in by a Participant pursuant to Article IV providing the benefits described in Article V.

     Bonus "Bonus" means that bonus paid to a Participant during the Plan Year in question prior to reduction for any deferral under the Plan.

     Committee.    "Committee"  means   the   administrative
committee  appointed  to administer  the  Plan  pursuant  to
Article III.

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     Company.     "Company"   means   Occidental   Petroleum
Corporation, or any successor thereto, and any Affiliates.

     Company  Management.   "Company Management"  means  the
Chairman of the Board, Chief Executive Officer and President or Executive Vice President of Human Resources.

     Declared Rate. "Declared Rate" with respect to any Plan Year means Moody's Long Term Corporate Bond Index-- Monthly Average Corporates as published by Moody's Investor's Service, Inc. (or any successor thereto) for the month of July before the Plan Year in question, or, if such average is no longer published, a substantially similar average selected by the Committee.

     Deferral Account. "Deferral Account" means the account maintained on the books of account of the Company for each Benefit Unit.

     Deferral Amount. "Deferral Amount" means with respect to each Benefit Unit an amount by which a Participant's
Direct  Cash  Compensation  is reduced  during  the  Benefit
Deferral Period.

     Direct Cash Compensation. "Direct Cash Compensation" means for any Plan Year the Participant's Annual Base Salary and Bonus paid in the Plan Year, but before reduction pursuant to this Plan.

     Disability.    "Disability"  means  a  condition   that
qualifies  as  a  disability under the Company's  Retirement
Plan and which has continued for more than six (6) months and has been approved by the Committee.

     Eligible  Employee.   "Eligible  Employee"  means  each
senior executive or managerial employee of the Company who is selected by Company Management to participate in the Plan.

     Enrollment Agreement. "Enrollment Agreement" means the written agreement entered into by the Company and an Eligible Employee pursuant to which the Eligible Employee becomes a Participant in the Plan. In the sole discretion of the Company, authorization forms filed by any Participant by which the Participant makes the elections provided for by this Plan may be treated as a completed and fully executed Enrollment Agreement for all purposes under the Plan.

     Participant. "Participant" means an Eligible Employee who has filed a completed and executed Enrollment Agreement with the Committee and is participating in the Plan in accordance with the provisions of Article IV.

     Plan   Year.   "Plan  Year"  means  the  calendar  year
beginning January 1 and ending December 31.

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     Retirement.   "Retirement" means with  respect  to  any
Benefit Unit termination of a Participant's employment  with
the   Company  for  reasons  other  than  death  after   the
Participant attains age 55 with five (5) Years of Service and after completion of the Total Deferral Amount with respect to such Benefit Unit. If a Participant dies after becoming eligible for Retirement, a survivor benefit will be payable pursuant to Section 5.4(b).

     Retirement Benefit. "Retirement Benefit" means with respect to each Benefit Unit the payment to a Participant or Beneficiary of the Participant's Deferral Account following
Retirement pursuant to Article V.

     Retirement   Plan.    "Retirement   Plan"   means   the
OCCIDENTAL  PETROLEUM CORPORATION RETIREMENT PLAN  effective
June 1, 1983 and as amended from time to time thereafter.

     Savings  Plan.   "Savings Plan"  means  the  OCCIDENTAL
PETROLEUM CORPORATION SAVINGS PLAN, as amended from time to time.

     Savings Plan Augmentation Account. "Savings Plan Augmentation Account" means the account maintained on the books of account of the Company to reflect Savings Plan augmentation contributions made by the Company pursuant to
Section 4.5.

     Service. "Service" means the period of time during which an employment relationship exists between a Participant and the Company, including the period of time such relationship existed prior to the time when the employee in question became a Participant.

     Termination Benefit. "Termination Benefit" means with respect to each Benefit Unit the payment to a Participant or Beneficiary of the Participant's Deferral Account other than on account of death, Disability or Retirement pursuant to
Article V.

     Termination Event.  "Termination Event" means:

           (a)   the  dissolution  or  liquidation   of  the
Company;

           (b) the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Common Stock of the Company is exchanged for or converted into cash or property or securities not issued by the Company, unless the reorganization, merger or consolidation shall have been affirmatively recommended to the Company's stockholders by a majority of the members of the Company's Board of Directors;

           (c) the acquisition of substantially all of the property or of more than thirty-five percent (35%) of the voting power of the Company by any person or entity;

           (d) the occurrence of any circumstance having the effect that directors who were nominated for election as directors by the Nominating Committee of the

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Company's   Board  of  Directors  shall  cease to constitute
a majority of the authorized number of directors of the Company;

           (e) the dissemination to the stockholders of the Company of a proxy statement seeking stockholder approval of a Terminating Event of the type described in (b) above; or

           (f)   the  publication  or  dissemination  of  an
announcement  of  an  action  intended  to   result   in   a
Terminating Event of the type described in (c) or (d) above.

     Total Deferral Amount. "Total Deferral Amount" means with respect to each Benefit Unit the total cumulative amount by which a Participant's Direct Cash Compensation must be reduced over the Benefit Deferral Period.

     Years of Service. "Years of Service" means the number of full years credited to a Participant under the Retirement
Plan for vesting purposes.

     1988   Deferred  Compensation  Plan.   "1988   Deferred
Compensation   Plan"   means   the   OCCIDENTAL    PETROLEUM
CORPORATION 1988 DEFERRED COMPENSATION PLAN, as amended from time to time.


          ARTICLE III.  ADMINISTRATION OF THE PLAN

     An administrative committee shall be appointed by the Company's Chief Executive Officer to administer the Plan and establish, adopt, or revise such rules and regulations as the Committee may deem necessary or advisable for the administration of the Plan and to interpret the provisions of the Plan, and, except as otherwise indicated herein, any such interpretations shall be conclusive. All decisions of the Committee shall be by vote of at least two of the Committee members and shall be final.

     Members of the Committee shall be eligible to participate in the Plan while serving as members of the Committee, but a member of the Committee shall not vote or act upon any matter which relates solely to such member's interest in the Plan as a Participant.


                 ARTICLE IV.  PARTICIPATION

     4.1 Election to Participate. Any Eligible Employee may enroll in a Benefit Unit under the Plan effective as of the first day of a Plan Year by filing a completed and fully executed Enrollment Agreement with the Committee prior to the beginning of such Plan Year. Pursuant to said Enrollment Agreement, the Eligible Employee shall irrevocably designate a dollar amount (the "Total Deferral Amount") by which the Direct Cash Compensation of such Participant would be reduced over one (1) or four (4) Plan

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Years  following  execution  of  the  Enrollment   Agreement
(the "Benefit Deferral Period"), provided, however, that:

           (a) Minimum Deferral. The Total Deferral Amount for any Benefit Unit shall not be less than (i) Five
Thousand U.S. Dollars (U.S. $5,000.00) for a one (1) year Benefit Deferral Period or (ii) Ten Thousand U.S. Dollars (U.S. $10,000.00) for a four (4) year Benefit Deferral Period.

           (b) Maximum Deferral. The Total Deferral Amount shall not be more than (i) fifty percent (50%) of the Participant's Annual Base Salary for 1985 for a one (1) year Benefit Deferral Period or (ii) two hundred percent (200%) of the Participant's Annual Base Salary for 1985 for a four
(4) year Benefit Deferral Period.

           (c)  Reduction in Direct Cash Compensation.

                 (i)    In  General.   Except  as  otherwise
provided in this Section 4.1, the Direct Cash Compensation of the Participant for each of the Plan Years in the Benefit Deferral Period shall be reduced by the amount specified in the Enrollment Agreement (including any authorization form) applicable to such Plan Year. Such reduction shall be made from the Participant's Annual Base Salary and/or Bonus for each Plan Year as designated in the Enrollment Agreement (including any authorization form), provided that in any Plan Year when the Participant's Bonus is less than the reduction for such Plan Year, the remaining amount shall be taken from the Participant's Annual Base Salary for such Plan Year.

                (ii)  Accelerated Reduction.  A  Participant
may elect in a written notice with the consent of the Committee to increase the amount of the reduction of Direct Cash Compensation otherwise provided for by the Enrollment Agreement for any of the Plan Years remaining in the Benefit Deferral Period, provided, however that any such increase in the reduction of Direct Cash Compensation for any remaining Plan Years in the Benefit Deferral Period shall not increase the Total Deferral Amount, but shall act to shorten the length of the Benefit Deferral Period.

             (d) Maximum Reduction in Direct Cash Compensation. A Participant may not elect a Total Deferral Amount or an increase in reduction of Direct Cash Compensation pursuant to Section 4.1(c)(ii), or any combination of the two, that would cause the aggregate total reduction in Direct Cash Compensation in any Plan Year to exceed one hundred percent (100%) of the Participant's Annual Base Salary for 1985. In the event that a Participant elects a Total Deferral Amount or increase in reduction of Direct Cash Compensation that would violate the limitation described in this paragraph (d), the election shall be valid except that the Total Deferral Amount or increase in reduction of Direct Cash Compensation so elected shall automatically be reduced to comply with such limitation, whichever is most appropriate in the sole discretion of the Committee.

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     For  purposes  of  the  Plan, a  Participant  shall  be
considered to be enrolled in a Benefit Unit in the Plan and entitled to Survivor Benefits pursuant to Section 5.4 in the event of death only as of and after the first day of the Benefit Deferral Period with respect to such Benefit Unit.

     4.2 Deferral Accounts. The Committee shall establish and maintain a separate Deferral Account for each of a Participant's Benefit Units. A Deferral Amount shall be credited by the Company to the Participant's Deferral Account no later than the first day of the month following the month in which the Participant's Direct Cash Compensation would otherwise have been paid. Such Deferral Account shall be debited by the amount of any payments made by the Company to the Participant or the Participant's Beneficiary.

     4.3 Interest. Each Deferral Account of a Participant who qualifies for Disability or for Retirement, or who dies while employed by the Company, shall be deemed to bear interest, compounded annually, from the date such Deferral
Account   was   established  through   the   date   of   the
Participant's death or complete distribution of the Deferral Account, whichever occurs earlier, on the balance from month-to-month in such Deferral Account at a rate equal to the sum of (i) the Declared Rate plus (ii) three percent (3%) per
annum.    Each   Deferral  Account  of  a  Participant   who
terminates employment with the Company other than on account of Disability, Retirement or death shall be deemed to bear interest, compounded annually, from the date such Deferral
Account   was  established  through  the  date  of  complete
distribution of the Deferral Account on the balance from month-to-month in such Deferral Account at a rate equal to the sum of (i) the Declared Rate plus (ii) three percent (3%) per annum.

     4.4 Valuation of Accounts. The value of a Deferral Account as of any date shall equal the amounts theretofore credited to such account less any payments debited to such account plus the interest deemed to be earned on such account in accordance with Section 4.3 through the end of the preceding month.

     4.5 Savings Plan Augmentation Contribution. For each Plan Year in a Benefit Deferral Period, the Company shall credit to the Savings Plan Augmentation Account of any
Participant an amount equal to the amount by which the contribution that would otherwise have been made by the Company to the Savings Plan for such Plan Year is reduced by reason of the reduction in the Participant's Direct Cash Compensation for such Plan Year under this Plan. The Savings Plan augmentation contribution shall be credited to the Savings Plan Augmentation Account for each Plan Year at the same time as the Company contribution for such Plan Year is made to the Savings Plan. A Participant's interest in any credit to his or her Savings Plan Augmentation Account and earnings thereon shall vest at the same rate and at the same time as would have been the case had such contribution been made to the Savings Plan. Interest will be credited on a Savings Plan Augmentation Account at the same rate and in the same manner as if it were a Deferral Account in accordance with Section 4.3.

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            Upon  death,  Disability,  Retirement  or  other
termination  of  employment, the Company shall  pay  to  the
Participant   an   amount  equal  to  the   value   of   the
Participant's Savings Plan Augmentation Account in one lump sum payment.

     4.6 Statement of Accounts. The Committee shall submit to each Participant, within 120 days after the close of each Plan Year, a statement in such form as the Committee deems desirable setting forth the balance standing to the credit of each Participant in each of his Deferral Accounts and his Savings Plan Augmentation Account.


                    ARTICLE V.  BENEFITS

     5.1 Retirement Benefit. Upon Retirement with respect to a Benefit Unit, the Company shall pay to the Participant with respect to such Benefit Unit an annual amount for fifteen (15) years beginning in the year following his Retirement, the sum of which payments shall equal (a) the value as of Retirement of the Deferral Account for such Benefit Unit determined under Section 4.4 plus (b) the interest that will accrue on the unpaid balance in such Deferral Account during such fifteen (15) year period pursuant to Section 4.3 ("Retirement Benefit"). For each year after the initial Retirement Benefit payment is made, the annual Retirement Benefit payment shall be redetermined based upon the then value of the Deferral Account, plus the interest that will accrue pursuant to Section 4.3 for the remaining period of annual payments. A Participant may instead irrevocably elect in the Enrollment Agreement for any Benefit Unit to have the Retirement Benefit for such Benefit Unit paid to him in either five (5), ten (10) or twenty (20) annual payments or in a single lump sum payment. The amount of any such annual payments shall be calculated in accordance with the principles stated in the preceding sentences.

           The Committee, in its sole discretion, may permit a Participant to change his election as to the form of payment of his Retirement Benefit upon written petition of the Participant. In order to be effective, a Participant's election (or modification or revocation of a prior election) of the form of payment of his Retirement Benefit must be made not later than 12 months before the Participant's Retirement, unless otherwise permitted by the Committee. Subject to the foregoing limitation, a Participant may make such election (or revoke a prior election and make a new election) at any time. Any election (or modification or revocation of a prior election) which is made later than 12 months prior to the Participant's Retirement will be considered void and shall have no force or effect, except as otherwise determined by the Committee.

     5.2 Termination Benefit. If a Participant shall cease to be an employee of the Company for any reason other than death, Disability or Retirement with respect to a Benefit Unit, the Company shall pay to the Participant in one lump sum an amount (the "Termination Benefit") equal to the value of the Deferral Account for such Benefit Unit based on crediting interest in accordance with Section 4.3, and such Participant and his Beneficiary shall be entitled to no further benefits under this Plan with respect to such

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Benefit  Unit,  provided,  however,  at  the sole discretion of the Committee, no lump sum shall be payable and, instead, the Company shall pay to the Participant an annual amount each year for a period not to exceed three years beginning in the year following his termination of employment, the sum of which payments shall equal (a) the value as of the date of termination of employment of the Deferral Account for such Benefit Unit plus (b) the interest that will accrue on the unpaid balance from month-to-month in such Deferral Account during such period at the Declared Rate, compounded
annually.   Upon  termination of employment the  Participant
shall immediately cease to be eligible for any benefits under the Plan other than the Termination Benefit. No other benefits shall be payable to either the Participant or any Beneficiary of such Participant.

     5.3 Disability. If a Participant shall cease to be an employee of the Company prior to Retirement due to a Disability which continues for more than six (6) months, the Company shall pay to the Participant in one lump sum an amount equal to the value of the Deferral Account for each Benefit Unit in which the Participant is enrolled based on crediting interest on the balance from month-to-month in such Deferral Account at a rate equal to the sum of (i) the Declared Rate plus (ii) three percent (3%) per annum, compounded annually. Upon such payment the Participant shall immediately cease to be eligible for any other benefits under the Plan, and no other benefits shall be payable to either the Participant or any Beneficiary of such Participant.

     5.4  Survivor Benefits.

          (a) If a Participant dies while employed with the Company prior to becoming eligible for Retirement with respect to a Benefit Unit, the Company will pay to the Participant's Beneficiary with respect to such Benefit Unit an annual benefit for the greater of:

                 (i)  ten (10) years, or

                (ii)  until the Participant would  otherwise
have attained age 65,

                equal  to twenty-five percent (25%)  of  the
Total Deferral Amount with respect to such Benefit Unit. However, if the Committee determines that a distribution of the Participant's Deferral Account with respect to such Benefit Unit would produce a greater benefit, such Deferral Account balance shall be paid to the Participant's Beneficiary in equal annual installments over the same period as specified above based on crediting interest on the balance from month-to-month in such Deferral Account at a rate equal to eight percent (8%) per annum, compounded annually. In comparing the present values of these benefits, the Committee shall use in each case eight percent (8%) as the discount factor.

          (b) If a Participant dies after becoming eligible for Retirement or after the commencement of payment of Retirement Benefits with respect to any Benefit Unit, the Company will pay to the Participant's Beneficiary the remaining installments of the

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



Retirement  Benefits  which  would  have  been   payable  to
the Participant with respect to such Benefit Unit for the balance of the payment period elected by the Participant.

                In addition, if a spouse who was married to the Participant for at least one (1) year prior to his death survives beyond the completion of payments of his Deferral Account balance with respect to any Benefit Unit, the Company shall make a lump sum payment to such spouse in an amount equal to ten percent (10%) of the value of the Deferral Account balance with respect to such Benefit Unit valued as of the date of the earlier of the Participant's Retirement or death. Such lump sum payment shall be made to the spouse following completion of the payments of the Deferral Account balance for the Benefit Unit to which it relates, or following the Participant's death, if later. No lump sum payment shall be made to any other Beneficiary with respect to a Benefit Unit if the Participant's spouse does not survive beyond completion of the payments of the Deferral Account balance with respect to such Benefit Unit.

     5.5 Immediate Payment on Termination Event. Upon petition of a Participant within sixty (60) days after any Termination Event or such other period as the Committee may permit, the Committee, in its sole discretion, may have all of the Participant's Deferral Accounts paid to him immediately in a lump sum as a Termination Benefit pursuant to Section 5.2, irrespective of whether the Participant terminates or continues employment with the Company. After such payment the Participant and his Beneficiary shall be entitled to no further benefits under the Plan.

     5.6 Small Benefit. In the event that the Committee determines in its sole discretion that the amount of any benefit is too small to make it administratively convenient to pay such benefit over time, the Committee may pay the benefit in a lump sum.

     5.7 Withholding; Unemployment Taxes. To the extent required by the law in effect at the time payments are made, the Company shall withhold from payments made hereunder the minimum taxes required to be withheld by the Federal or any state or local government.

     5.8 Lump Sum Payment With Penalty. Notwithstanding any other provisions of the Plan, a Participant or a Beneficiary of a deceased Participant may elect at any time to receive an immediate lump sum payment of all or part of the vested balance of his Deferral Account, reduced by a penalty, which shall be forfeited to the Company, equal to ten percent (10%) of the amount withdrawn from such Deferral Account, in lieu of payments in accordance with the form previously elected by the Participant.

            ARTICLE VI.  BENEFICIARY DESIGNATION

     Each Participant shall have the right, at any time, to designate any person or persons as the Beneficiary to whom payment under this Plan shall be made in the event of the
Participant's death prior to complete distribution to the Participant of the benefits due under the Plan. Each
Beneficiary designation shall become effective only when filed in

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



writing with the Committee during the Participant's lifetime on a form prescribed by the Committee. The filing of a new Beneficiary designation form will cancel any inconsistent Beneficiary designation previously filed.

     If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, such benefits shall be paid in accordance with the Participant's Beneficiary designation under the Company's Retirement Plan, and if there is no such valid Beneficiary designation, to the Participant's then surviving spouse, or, if none, to the Participant's estate, until directed otherwise by the court that has jurisdiction over the assets belonging to the Participant's probate estate.


         ARTICLE VII.  AMENDMENT AND TERMINATION OF PLAN

     7.1 Amendment. The Board of Directors of the Company may at any time amend the Plan in whole or in part for any reason, including but not limited to tax, accounting or insurance changes, which may result in termination of the Plan for future deferrals, provided, however, that no amendment shall be effective to decrease the benefits under the Plan payable to any Participant which have accrued prior to the date of such amendment. Written notice of any material amendment shall be given to each Participant then participating in the Plan.

     7.2  Termination.

           (a) Company's Right to Terminate. The Board of Directors of the Company may at any time terminate the Plan, if in the Board's judgment, the continuance of the Plan would not be in the Company's best interest due to tax, accounting, insurance or other effects thereof, or potential payouts thereunder, provided, however, that the Company may only terminate this Plan with respect to any particular Participant if it terminates the Plan with respect to all similarly situated Participants.

            (b) Payments Upon Termination. Upon any termination of the Plan under this Section 7.2, the Board shall determine the date or dates of Plan distributions to the Participants, which date or dates shall not be later than the date or dates on which the Participants or their Beneficiaries and spouses would otherwise receive benefits hereunder, and the Participants will be deemed to have terminated their participation in all Benefit Units under the Plan as of the dates determined by the Board. Direct Cash Compensation shall prospectively cease to be deferred as of the date determined by the Board, and the Company shall pay all Participants the value of each of the Participant's Deferral Accounts, determined as if each Participant had terminated employment on the dates determined by the Board and thereby become eligible for the lump sum Termination Benefit under Section 5.2 above.

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



                ARTICLE VIII.  MISCELLANEOUS

     8.1 Unsecured General Creditor. The rights of a Participant, spouse of a Participant, Beneficiary, or their heirs, successors, and assigns, as relates to any Company promises hereunder, shall not be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of such promises.

     8.2 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, or interest therein which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment,  be  subject  to seizure or sequestration  for  the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

     8.3 Employment Not Guaranteed. Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to be retained in the employ of the Company. Accordingly, subject to the terms of any written employment agreement to the contrary, the Company shall have the right to terminate or change the terms of employment of a Participant at any time and for any reason whatsoever, with or without cause.

     8.4 Protective Provisions. Each Participant shall cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other relevant action as may be requested by the Company. If a Participant refuses to so cooperate, the Company shall have no further obligation to the Participant under the Plan, other than payment to such Participant of the cumulative reductions in Direct Cash Compensation theretofore made pursuant to this Plan with respect to each Benefit Unit hereunder. If a Participant commits suicide during the first two years of the Benefit Deferral Period for any Benefit Unit, or if the Participant makes any material misstatement of information or nondisclosure of medical history, then no benefits with respect to such Benefit Unit will be payable hereunder to such Participant or his Beneficiary, other than payment to such Participant of the cumulative reductions in Direct Cash Compensation theretofore made pursuant to this Plan, provided, that in the Company's sole discretion, benefits may be payable in an amount reduced to compensate the Company for any loss, cost, damage or expense suffered or incurred by the Company as a result in any way of misstatement or nondisclosure.

     8.5 Obligations to Company. If a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Company,

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



then   the  Company  may  offset  such  amount  owed  to  it
against  the  amount  of  benefits otherwise  distributable.
Such determination shall be made by the Committee.

     8.6 Gender, Singular & Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine or feminine as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

     8.7 Captions. The captions of the articles, sections, and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     8.8 Validity. In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

     8.9 Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Executive Vice President - Human Resources of the Company. Such notice shall be deemed given as to the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     8.10 Applicable Law. The Plan shall be governed and construed in accordance with the laws of the State of California.

     This amended and restated Plan shall be effective as of January 1, 1996, and shall supersede and replace the prior
Plan which was originally effective on January 1, 1986, and was amended effective as of January 1, 1989.

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



     Executed on February 29, 1996, in the City and County of Los Angeles, State of California.


                      OCCIDENTAL PETROLEUM CORPORATION


                      By:   Richard W. Hallock
                            --------------------------
                            Richard W. Hallock
                            Executive Vice President -
                            Human Resources



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